Exhibit B-177


                              CERTIFICATE OF MERGER

                                       OF

                                  HARSUB, INC.
                            (a Michigan corporation)

                                      INTO

                         STURGEON ELECTRIC COMPANY, INC.
                            (a Michigan corporation)


            Pursuant to the provisions of Sections 701 to 707, Act 284, Public Acts of 1972, as amended, the undersigned corporations execute the following certificate of merger:

                                  ARTICLE ONE.

            FIRST:      The plan of merger is as follows:  See Plan of Merger
dated as of September 4, 1974 attached hereto as Rider A and made a part hereof.

            SECOND:     As to each constituent corporation, the designation
and number of outstanding shares of each class and series and the voting rights thereof are as follows:


               Designation and
               number of shares       Indicate class or    Indicate class or
Name of        in each class or       series of shares     series entitled
Corporation    series outstanding     entitled to vote     to vote as a class
-----------------------------------------------------------------------------

Harsub,           100 shares             Common Stock
 Inc.             Common Stock

Sturgeon          30,500 shares
 Electric         Voting Common          Voting Common
 Company,         Stock                  Stock
 Inc.
                  18,120 shares                               Non-Voting
                  Non-Voting                                  Common Stock
                  Common Stock


                                  ARTICLE TWO.

                 The plan of merger was adopted by the board of

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directors of Sturgeon Electric Company, Inc. and approved by the shareholders of said corporation in accordance with Sections 701 and 703, respectively.

                                ARTICLE THREE.

            The plan of merger was adopted by the board of directors of Harsub, Inc. and by the unanimous written consent of the shareholders of said corporation in accordance with Sections 701 and 407(3), respectively.


Signed this 26th day of September, 1974.


                                    STURGEON ELECTRIC COMPANY, INC.
                                    (Name of Surviving Corporation)



                                    By /s/ D. L. Johnson
                                       ---------------------------
                                       Dwight L. Johnson,
                                       President



                                    HARSUB, INC.
                                    (Named of Merged Corporation)



                                    By /s/ J. M. Harlan
                                       ---------------------------------
                                       John M. Harlan,
                                       President